At RFMD®

Doug DeLieto

VP, Investor Relations

336-678-7088

FOR IMMEDIATE RELEASE

June 5, 2012

RF MICRO DEVICES® TO OUTSOURCE MANUFACTURING OF WAFER STARTING MATERIAL

Company To Transfer Epitaxial Wafer Growth Facility to IQE to Drive Industry’s Lowest Manufacturing Costs

Greensboro, N.C., June 5, 2012 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today announced it has entered into a definitive agreement to transfer its molecular beam epitaxy (MBE) wafer growth facility to IQE plc., a leading global supplier of advanced semiconductor wafers.  RFMD’s MBE growth facility supplies MBE wafer starting material to RFMD’s wafer manufacturing facilities, which RFMD will continue to own and operate in Greensboro, NC, and Newton Aycliffe, UK.

RFMD’s GaAs semiconductor products incorporate transistor layers grown on either an MBE or metal organic chemical vapor deposition (MOCVD) process.  RFMD outsources all MOCVD-based starting material, and RFMD will outsource MBE-based starting material with the completion of the transfer. In conjunction with the transfer, RFMD and IQE have entered into a supply agreement under which IQE will supply RFMD MBE- and MOCVD-based starting material.  The transfer and supply agreement will lower RFMD’s manufacturing costs, beginning in the September 2012 quarter. In the June 2012 quarter, RFMD currently estimates the transaction will result in a non-cash GAAP charge of approximately $0.02 to $0.03 related to equipment and inventory write-offs and will be approximately neutral to non-GAAP operating results.

Bob Bruggeworth, president and CEO of RFMD, stated, “We believe this is a mutually beneficial transaction for both RFMD and IQE.  Of note, we expect this transaction will provide RFMD with lower MBE and MOCVD pricing, higher return on invested capital (ROIC), and more predictable operating results.”

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and PowerSmart® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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